                                                                     EXHIBIT 3.7

                            CERTIFICATE OF FORMATION
                                       OF
                        HOLLY LOGISTIC SERVICES, L.L.C.

         This Certificate of Formation, dated as of December 18, 2003, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (The "Act") to form a limited liability company (the "Company") under the Act.

         1. The name of the Company is Holly Logistic Services, L.L.C.

         2. The address of the registered office required to be maintained by
Section 18-104 of the Act is:

         1209 Orange Street
         Wilmington, Delaware 19801

         The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

         The Corporation Trust Company
         1209 Orange Street
         Wilmington, Delaware 19801

         EXECUTED as of the date written first above.

                                        By: /s/ KATHRYN TRUETT
                                            ---------------------------------
                                            Kathryn Truett, Authorized Person